UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 29, 2022

SSR Mining Inc.
(Exact name of Registrant as Specified in Its Charter)

British Columbia
(State or Other Jurisdiction of Incorporation)

001-35455
(Commission File Number)

98-0211014
(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237
(Address of principal executive offices) (zip code)

(303) 292-1299
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 8.01. Other Events.

SSR Mining Inc. (the “Company”) previously filed the Çöpler District Master Plan 2021 Technical Report Summary, with an effective date of December 31, 2021 and issued on February 23, 2022 (the “2021CDMP TRS”), as Exhibit 96.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, as amended. The Company has amended the 2021CDMP TRS to separate the initial assessment contained therein into a standalone Çöpler District Mineral Resource 2021 Technical Report Summary (the “2021MR”). The 2021MR has been reissued as of September 29, 2022 and is presented with an effective date of December 31, 2021, and the information in the 2021MR has not been updated to reflect events, information or developments occurring after the effective date. The 2021MR is being filed in Exhibit 96.1 to this Current Report on Form 8-K and the corresponding consents of the qualified persons with respect to the filing of the 2021MR are being filed as Exhibit 23.1 and Exhibit 23.2, and each is incorporated herein by reference. The Company expects to file the amended 2021CDMPTRS exclusive of the initial assessment later on September 29, 2022.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
23.1	Consent of Bernard Peters.
23.2	Consent of Sharron Sylvester.
96.1	Çöpler District Mineral Resource 2021 Technical Report Summary.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Michael J. Sparks
Name:	Michael. J. Sparks
Title:	Executive Vice President and Chief Legal & Administrative Officer

Dated: September 29, 2022